Exhibit 99(j)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Financial Highlights” in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report dated October 10, 2016, in the Registration Statement (Form N-1A) of First American Funds, Inc. filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 90 under the Securities Act of 1933 (Registration No. 002-74747).

/s/ Ernst & Young LLP

Chicago, Illinois

October 13, 2016